UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2006

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XSTREAM BEVERAGE NETWORK, INC.

(Exact name of registrant as specified in its charter)

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Nevada	33-30158A	62-1386351
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3511 W. Commercial Blvd., Suite 209, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

954-598-7997

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.01

Completion of Acquisition or Disposition of Assets

Item 3.02.

Unregistered Sales of Equity Securities

On April 7 , 2006, Xstream Beverage Network, Inc. and subsidiaries (the "Company") completed a Securities Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands investment fund (“Laurus”), dated as of March 31, 2006, to refinance certain existing obligations with Laurus and to provide the Company with additional financing. The financing was structured through the sale of three promissory notes by the Company; i.e., a secured non-convertible revolving note (the “Revolving Note”) in the principal amount of $4,000,000, a secured convertible term note (“Term Note 1”) in the principal amount of $2,000,000, and a secured non-convertible term note (“Term Note 2”) in the principal amount of $4,000,000. The aggregate principal amount of the Notes is $10,000,000.

The Revolving Note bears interest at the rate of prime plus 2% but the rate shall not at any time be less than nine percent (9%) and has a term of three years. Funds up to $4,000,000 from this transaction will be made available to the Company in accordance with a formula rate equal to 90% of the Company’s eligible accounts receivable and a further amount equivalent to 50% of the Company’s eligible inventory, which amounts are subject to periodic adjustment by Laurus during the term of the Revolving Note in accordance with its terms.

Term Note 1 bears interest at the rate of prime plus 1% but the rate shall not at any time be less than nine percent (9%), has a term of three years and is convertible into shares of the Company’s common stock at a fixed conversion price of $0.45 per share. Interest is payable at maturity.

Term Note 2 bears interest at the rate of prime plus 2% but the rate shall not at any time be less than nine percent (9%) and has a term of three years. Gross proceeds of $2.0 million were received under this Note. The first interest payment is due on May 1, 2006. Amortization of the principal amount will commence on December 1, 2006 with payments of $75,000 due on the first day of each month thereafter until November 1, 2007. From December 1, 2007 through November 1, 2008, monthly principal payments will increase to $137,500 and then to $187,500 from December 1, 2008 until the maturity date, at which time all outstanding balances under Term Note 2 become due and payable.

The proceeds from Term Note 1 and Term Note 2 were disbursed as follows:

1.

$3,486,192.01 to Laurus in satisfaction of all amounts due and payable including principal, interest and penalties, under the terms of a secured convertible term note dated May 14, 2006 issued to Laurus by the Company;

2.

$254,500 as transaction expenses to an affiliate of Laurus; and

3.

$259,307.99 to the Company for working capital.

We have pledged all of our assets and common stock of our subsidiaries as security for our obligation to Laurus. In connection with this financing, we have also agreed to file a Registration Statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon the conversion of the principal, interest and fees related to Term Note 1 within 45 days of the agreement and obtain effectiveness within 90 days thereafter.

Inasmuch as Laurus is a sophisticated and experienced investor with a pre-existing business relationship with the Company and had access to information as to business and financial matters concerning XStream, the sale of the securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

Exhibit No.	Description

4.9	Secured Convertible Term Note
4.10	Secured Non-Convertible Term Note
4.11	Secured Non-Convertible Revolving Note
10.43	Security and Purchase Agreement
10.44	Registration Rights Agreement
10.45	Stock Pledge Agreement
10.46	Grant of Security Interest in Patents and Trademarks
10.47	Reaffirmation and Ratification Agreement and Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XSTREAM BEVERAGE NETWORK, INC.

By:	/s/ JERRY PEARRING
Jerry Pearring President

Date: April 11, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

4.9	Secured Convertible Term Note
4.10	Secured Non-Convertible Term Note
4.11	Secured Non-Convertible Revolving Note
10.43	Security and Purchase Agreement
10.44	Registration Rights Agreement
10.45	Stock Pledge Agreement
10.46	Grant of Security Interest in Patents and Trademarks
10.47	Reaffirmation and Ratification Agreement and Amendment